Exhibit 99.1

News Release

Aldeyra Therapeutics Resubmits Reproxalap New Drug Application for the Treatment of Dry Eye Disease

Lexington, Mass., June 17, 2025 – Aldeyra Therapeutics, Inc. (Nasdaq: ALDX) (Aldeyra), a biotechnology company devoted to discovering and developing innovative therapies designed to treat immune-mediated and metabolic diseases, today announced the resubmission of a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for topical ocular reproxalap, an investigational new drug candidate, for the treatment of signs and symptoms of dry eye disease. Per FDA agreement, the only new clinical data included in the resubmitted NDA were from the recently completed dry eye chamber trial, which achieved the primary endpoint.

“Consistent with a number of clinical trials that suggest the potential of reproxalap to rapidly improve the symptoms of dry eye disease, we believe the clinical trial results included in the resubmission announced today are robust,” stated Todd C. Brady, M.D., Ph.D., President and Chief Executive Officer of Aldeyra. “Based on the lack of notable baseline differences across treatment arms and the highly statistically significant achievement of the prespecified primary endpoint in favor of reproxalap over vehicle, in conjunction with recent FDA discussions, we believe that previous concerns raised by the FDA have been addressed.”

In April 2025, Aldeyra received a Complete Response Letter from the FDA that stated that potential methodological issues in a previously completed dry eye chamber trial, including a baseline difference across treatment arms, may have affected the interpretation of the results; the letter stated that an additional symptom trial would be required for resubmission. In May 2025, Aldeyra announced the achievement of the primary endpoint (P=0.002) in a Phase 3 randomized, double-masked, vehicle-controlled dry eye chamber trial that assessed the activity of reproxalap in reducing ocular discomfort, an FDA-accepted symptom of dry eye disease. No notable differences in baseline scores across treatment arms were observed in the clinical trial, and no safety concerns were identified. Consistent with prior clinical trials, the most common adverse event was mild and transient instillation site discomfort, which most commonly lasted less than one minute.

The Prescription Drug User Fee Act target guidelines for NDA resubmissions include acknowledgment of acceptance for review within 30 days of submission, and completion of submission review within 6 months.

About Reproxalap

Reproxalap is an investigational new drug candidate in development for the treatment of dry eye disease and allergic conjunctivitis, two of the largest markets in ophthalmology. Reproxalap is a first-in-class small-molecule modulator of RASP, which are elevated in ocular and systemic inflammatory diseases. The mechanism of action of reproxalap has been supported by the demonstration of statistically significant and clinically relevant activity in multiple physiologically distinct late-phase clinical indications. Reproxalap has been studied in more than 2,900 patients with no observed safety concerns; mild and transient instillation site irritation is the most commonly reported adverse event in clinical trials.

About Aldeyra

Aldeyra Therapeutics is a biotechnology company devoted to discovering innovative therapies designed to treat immune-mediated and metabolic diseases. Our approach is to develop pharmaceuticals that modulate protein systems, instead of directly inhibiting or activating single protein targets, with the goal of optimizing multiple pathways at once while minimizing toxicity. Our product candidates include RASP (reactive aldehyde species) modulators ADX-629, ADX-248, ADX-743, ADX-631, ADX-246, and chemically related molecules for the potential treatment of systemic and retinal immune-mediated and metabolic diseases. Our late-stage product candidates are reproxalap, a RASP modulator for the potential treatment of dry eye disease and allergic conjunctivitis, and ADX-2191, a novel formulation of intravitreal methotrexate for the potential treatment of retinitis pigmentosa.

Safe Harbor Statement

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Aldeyra’s future expectations, plans, and prospects, including without limitation statements regarding: the goals, opportunity, and potential for reproxalap; and the outcome and timing of the FDA’s acceptance, review, or approval of the NDA resubmission for reproxalap and the adequacy of the data included in the initial NDA and resubmitted NDAs. Aldeyra intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as, but not limited to, “may,” “might,” “will,” “objective,” “intend,” “should,” "could," “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “on track,” “scheduled,” “target,” “design,” “estimate,” “predict,” “contemplates,” “likely,” “potential,” “continue,” “ongoing,” “aim,” “plan,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions, and uncertainties. Aldeyra is at an early stage of development and may not ever have any products that generate significant revenue. All of Aldeyra's development timelines may be subject to adjustment depending on recruitment rate, regulatory review, preclinical and clinical results, funding, and other factors that could delay the initiation, enrollment, or completion of clinical trials. Important factors that could cause actual results to differ materially from those reflected in Aldeyra's forward-looking statements include, among others, the timing of enrollment, commencement and completion of Aldeyra's clinical trials, the timing and success of preclinical studies and clinical trials conducted by Aldeyra and its development partners; delay in or failure to obtain regulatory approval of Aldeyra's product candidates, including as a result of the FDA not accepting Aldeyra’s regulatory filings, issuing a complete response letter, or requiring additional clinical trials or data prior to review or approval of such filings or in connection with resubmissions of such filings; the ability to maintain regulatory approval of Aldeyra's product candidates, and the labeling for any approved products; the risk that prior results, such as signals of safety, activity, or durability of effect, observed from preclinical or clinical trials, will not be replicated or will not continue in ongoing or future studies or clinical trials involving Aldeyra's product candidates in clinical trials focused on the same or different indications; the scope, progress, expansion, and costs of developing and commercializing Aldeyra's product candidates; uncertainty as to Aldeyra’s ability to commercialize (alone or with others) and obtain reimbursement for Aldeyra's product candidates following regulatory approval, if any; the size and growth of the potential markets and pricing for Aldeyra's product candidates and the ability to serve those markets; Aldeyra's expectations regarding Aldeyra's expenses and future revenue, the timing of future revenue, the sufficiency or use of Aldeyra's cash resources and needs for additional financing; the rate and degree of market acceptance of any of Aldeyra's product candidates; Aldeyra's expectations regarding competition; Aldeyra's anticipated growth strategies; Aldeyra's ability to attract or retain key personnel; Aldeyra’s commercialization, marketing and manufacturing capabilities and strategy; Aldeyra's ability to establish and maintain development partnerships; Aldeyra’s ability to successfully integrate acquisitions into its business; Aldeyra's expectations regarding federal, state, and foreign regulatory requirements; political, economic, legal, social, and health risks, public health measures, and war or other military actions, that may affect Aldeyra’s business or the global economy; regulatory developments in the United States and foreign countries; Aldeyra's ability to obtain and maintain intellectual property protection for its product candidates; the anticipated trends and challenges in Aldeyra's business and the market in which it operates; and other factors that are described in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of Aldeyra's Annual Report on Form 10-K for the year ended December 31, 2024, and Aldeyra’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, which are on file with the Securities and Exchange Commission (SEC) and available on the SEC's website at https://www.sec.gov/. Additional factors may be described in those sections of Aldeyra’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, expected to be filed with the SEC in the third quarter of 2025, and Aldeyra’s other filings with the SEC.

In addition to the risks described above and in Aldeyra's other filings with the SEC, other unknown or unpredictable factors also could affect Aldeyra's results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Aldeyra undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Investor & Media Contact:

Laura Nichols
Tel: (781) 257-3060
investorrelations@aldeyra.com

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